UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2023

INTELLIGENT MEDICINE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41024	86-2283527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Burdette Rd.

Bethesda, MD 20817

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202) 905-5834

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	IQMDU	The Nasdaq Stock Market LLC

Shares of Class A common stock included as part of the units	IQMD	The Nasdaq Stock Market LLC

Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	IQMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 5, 2023, Intelligent Medicine Acquisition Corp. (the “Company”) received a letter (the “MVPHS Letter”) from the Listing Qualifications division (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) Company’s listed securities failed to comply with the $15 million market value of publicly held shares (“Market Value of Publicly Held Shares”) requirement for continued listing on the Nasdaq Global Market in accordance with Nasdaq Listing Rule 5450(b)(2)(C) based upon the Company’s Market Value of Publicly Held Shares for the 30 consecutive business days prior to the date of the MVPHS Notice.

The MVPHS Notice has no immediate effect on the listing of the Company’s securities on Nasdaq and in accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has been provided a period of 180 calendar days from the date of the MVPHS Notice, or until October 2, 2023, in which to regain compliance (the “Compliance Period”). There can be no assurance that the Company will be able to regain compliance with the Market Value of Publicly Held Shares requirement or maintain compliance with the other Nasdaq listing requirements.

In order to regain compliance, the Market Value of Publicly Held Shares of the Company must close at $15,000,000 or more for a minimum of ten consecutive days during the Compliance Period. The Company intends to consider its available options to resolve the Company’s noncompliance.

In the event that the Company does not regain compliance within the Compliance Period, the Company may be eligible to transfer to the Nasdaq Capital Market before the expiry of the Compliance Period. To qualify, the Company would be required to meet the continued listing requirements for the Nasdaq Capital Market. However, if it appears to Nasdaq that the Company will not be able to cure the deficiency, or if the Company is not otherwise eligible, Nasdaq will provide notice to the Company that its listed securities will be subject to delisting. In the event of such notification, the Company may appeal Nasdaq’s determination to delist its securities, but there can be no assurance Nasdaq would grant the Company’s request for continued listing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intelligent Medicine Acquisition Corp

Date: April 7, 2023	By:	/s/ Gregory C. Simon
Name: Gregory C. Simon
Title: Chief Executive Officer